EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Closes $5-Million Offering, Fast-Track Exploration to Continue at Lookout Mountain

Coeur d’Alene, Idaho – March 3, 2011 – Timberline Resources Corporation (NYSE Amex: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that it has closed its $5-million offering of common stock.  Proceeds from the financing will be used to continue the Company’s aggressive exploration program at its Lookout Mountain Gold Project on the prolific Battle Mountain–Eureka Trend of central Nevada.

Timberline’s Executive Chairman Paul Dircksen stated, “Our recent work at Lookout Mountain strongly supports our belief in the potential for near-term development of a low capital, low operating cost, open pit, heap-leach gold mine.  This financing will allow us to maintain momentum with continued resource expansion drilling, along with exploration drilling at other priority targets at South Eureka.  We expect to release an updated NI 43-101 gold resource for Lookout Mountain within the next two weeks, as soon as current metallurgical tests are sufficiently complete, and we are also beginning work on a Preliminary Economic Assessment (PEA) of the project.  With anticipated gold production by early Q1 2012 at Butte Highlands, where development is completely funded by our JV partner, we believe that Timberline is exceptionally well-positioned for the ongoing bull market in gold.”

Lookout Mountain is the most advanced project within Timberline's 23 square-mile South Eureka land package and is located just a few miles from Barrick Gold Corporation's two-million ounce Archimedes / Ruby Hill mine. Lookout Mountain hosts significant oxide gold mineralization amenable to low-cost, heap-leach recovery, along with a smaller, high-grade, sulfide resource.

Timberline also announced today that it will be an exhibitor at the Prospectors and Developers Association of Canada (PDAC) International Convention, Trade Show and Investors Exchange at the Metro Toronto Convention Centre (South Building), March 6-9, 2011.  Timberline management invites shareholders and investors to visit Booth #3151 of the PDAC Investors Exchange, which is open to the public and free of charge.  Members of the Timberline team will be available to discuss progress and plans at its Lookout Mountain and Butte Highlands gold projects.

Shareholders and investors are also invited to view additional information, including the Company’s Corporate Presentation, at Timberline’s recently-updated web site at www.timberline-resources.com.

About Timberline Resources

Timberline is a U.S.-based exploration/development company with a focus on advanced-stage precious metals properties.  The Company’s management team has a solid track record of achievement in building successful companies and discovering, exploring, and developing economic mineral deposits.  Currently, Timberline is executing an aggressive exploration program at its South Eureka Property, a large drill-tested and highly prospective property in Nevada’s Battle Mountain – Eureka gold trend.  In addition, Timberline has two other business units.  The Company has a 50% carried-to-production interest at the Butte Highlands Joint Venture which is currently in development and targeted to begin gold production in early 2012.  Timberline also has a wholly-owned subsidiary, Timberline Drilling, which provides cash flow to the Company from its underground and surface drilling operations at operating mines and advanced development and exploration projects.

Timberline is listed on the NYSE Amex where it trades under the symbol “TLR” and on the TSX Venture Exchange where it trades under the symbol “TBR”.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  .  These statements include but are not limited to statements regarding the anticipated use of proceeds from the offering, development and production of the Company’s Butte Highlands project and South Eureka project, the targeted production date for the Butte Highlands project, targeted dates and results for the South Eureka resource calculation, technical report and PEA, results of the Company’s drilling subsidiary, possible growth of the Company and the Company’s expected operations, including a potential open pit gold mine at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk that economic and other considerations will cause the Company to use the proceeds of the offering other than as currently expected, and such other factors, including risk factors, discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2010.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, Executive Chairman

Randy Hardy, CEO
Phone: 208.664.4859

2 | TIMBERLINE RESOURCES